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                                                                   EXHIBIT 23.2

                               CONSENT OF INDEPENDENT AUDITORS

                We consent to the reference to our firm under the caption
              "Experts" and to the use of our report dated February 12, 1998 with respect to the financial statements of Copy Service and Supply, Inc., included in the Registration Statement (Form S-1; File Number 333-48103), any Registration Statement relating to such Registration Statement under Rule 462 and any related Prospectus of Global Imaging Systems, Inc. for the registration of its common stock.

                                       Barnard, Combs, Potts & Rhyne, PA

                                       [SIGNATURES]

                                       Certified Public Accountants

              Statesville, North Carolina
              June 4, 1998